Exhibit 5.17

November 22, 2011

Burlington Coat Factory of Maryland, LLC

BCF Cards, Inc.

Burlington Coat Factory Warehouse of Coliseum, Inc.

Burlington Coat Realty of Potomac, Inc.

Burlington Coat Factory Realty of Fairfax, Inc.

Burlington Coat Factory Realty of Coliseum, Inc.

Burlington Coat Factory of Virginia, LLC

Burlington Coat Factory of Pocono Crossing, LLC

c/o Burlington Coat Factory Warehouse Corporation

1830 Route 130 North

Burlington, New Jersey 08016

Certain Guarantees of 10% Senior Notes of

Burlington Coat Factory Warehouse Corporation due 2019;

Exchange Offer Pursuant to Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special Maryland counsel to Burlington Coat Factory of Maryland, LLC, a Maryland limited liability company (the “Maryland Guarantor”), and as special Virginia counsel to (i) BCF Cards, Inc., a Virginia corporation, (ii) Burlington Coat Factory Warehouse of Coliseum, Inc., a Virginia corporation, (iii) Burlington Coat Realty of Potomac, Inc., a Virginia corporation, (iv) Burlington Coat Factory Realty of Fairfax, Inc., a Virginia corporation, (v) Burlington Coat Factory Realty of Coliseum, Inc., a Virginia corporation, (vi) Burlington Coat Factory of Virginia, LLC, a Virginia limited liability company, and (vii) Burlington Coat Factory of Pocono Crossing, LLC, a Virginia limited liability company (collectively, the “Virginia Guarantors,” and together with the Maryland Guarantor, the “Guarantors”), in connection with the Guarantors’ proposed guarantees (the “Guarantees”), along with the other guarantors under the Indenture (as defined below), of up to $450,000,000 in aggregate principal amount of 10% Senior Notes due 2019 (the “Exchange Notes”) of Burlington Coat Factory Warehouse Corporation, a Delaware corporation (the “Company”). The Exchange Notes are to be issued by the Company, and the Guarantees are to be made by the Guarantors, in connection with an exchange offer to be made pursuant to a Registration Statement on Form S-4, File No. 333-175594 (such Registration Statement, as supplemented or amended, is hereinafter referred to as the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on July 15, 2011. The Exchange Notes and the Guarantees will be issued pursuant to an Indenture dated as of February 24, 2011 among the Company, the Guarantors, the additional guarantors named therein and Wilmington Trust FSB, as trustee (the “Indenture”), which is filed as Exhibit 4.8 to the Registration Statement. The obligations of the Company under the Exchange Notes will be guaranteed by the Guarantors, along with the other guarantors, pursuant to guarantee provisions in the Indenture and related Notational Guarantees in the form set forth as Exhibit B to the Indenture (the “Notational Guarantees”). This opinion letter is being furnished in accordance with the requirements of Item 21 of Form S-4 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

Documents Reviewed

In connection with this opinion letter, we have examined the following documents:

(a)	the Registration Statement;

(b)	the prospectus contained in the Registration Statement (the “Prospectus”);

(c)	the Indenture; and

(d)	the form of Notational Guarantee.

In addition we have examined and relied upon the following:

(i) with respect to the Maryland Guarantor, certificates from the Secretary of the Maryland Guarantor certifying as to true and correct copies of the articles of organization and limited liability company agreement of the Maryland Guarantor and resolutions of the sole member of the Maryland Guarantor authorizing the Guarantees by the Maryland Guarantor of the obligations of the Company under the Exchange Notes;

(ii) with respect to each Virginia Guarantor that is a corporation, certificates from the Secretary of such Virginia Guarantor certifying in each instance as to true and correct copies of the articles of incorporation and bylaws of such Virginia Guarantor and resolutions of the board of directors of such Virginia Guarantor authorizing the Guarantees by such Virginia Guarantor of the obligations of the Company under the Exchange Notes;

(iii) with respect to each Virginia Guarantor that is a limited liability company, certificates from the Secretary of such Virginia Guarantor certifying in each instance as to true and correct copies of the articles of organization and limited liability company agreement of such Virginia Guarantor and resolutions of the sole member of such Virginia Guarantor authorizing the Guarantees by such Virginia Guarantor of the obligations of the Company under the Exchange Notes;

(iv) with respect to the Maryland Guarantor, a certificate dated November 16, 2011 issued by the Charter Division of the Department of Assessment and Taxation of the State of Maryland, attesting to the limited liability company status of the Maryland Guarantor in Maryland (the “Maryland Status Certificate”);

(v) with respect to each Virginia Guarantor that is a corporation, a certificate dated November 16, 2011 issued by the Clerk of the State Corporation Commission of the Commonwealth of Virginia, attesting to the corporate status of such Virginia Guarantor in Virginia (collectively, the “Virginia Corporate Status Certificates”);

(vii) with respect to each Virginia Guarantor that is a limited liability company, a certificate dated November 16, 2011 issued by the Clerk of the State Corporation Commission of the Commonwealth of Virginia, attesting to the limited liability company status of such Virginia Guarantor in Virginia (collectively, the “Virginia LLC Status Certificates”); and

(iii) originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a) Factual Matters. To the extent that we have reviewed and relied upon (1) certificates of the Guarantors or authorized representatives thereof, (2) representations of the Guarantors set forth in the Indenture, and (3) certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters.

(b) Signatures. The signatures of all of the individuals signing the certificates and other documents we have reviewed are genuine and such individuals are authorized to sign such certificates and other documents, except that we make no assumption regarding the authority of individuals signing on behalf of the Guarantors.

(c) Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate; and all documents submitted to us as copies conform to authentic original documents.

Our Opinions

Based on and subject to the foregoing and the other qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

1. Organizational Status. Based solely upon the Maryland Status Certificate, the Maryland Guarantor is a validly existing limited liability company under the laws of the State of Maryland. Based solely upon its Virginia Corporate Status Certificate, each Virginia Guarantor identified herein as a Virginia corporation is a validly existing corporation under the laws of the Commonwealth of Virginia. Based solely upon its Virginia LLC Status Certificate, each Virginia Guarantor identified herein as a Virginia limited liability company is a validly existing limited liability company under the laws of the Commonwealth of Virginia.

2. Power and Authority; Authorization. Each Guarantor has the requisite corporate or limited liability company, as applicable, power and authority to execute and deliver, and to perform its obligations under, the Guarantees and has taken all necessary corporate or limited liability company, as applicable, action to authorize the execution, delivery and performance thereof.

Qualifications and Limitations

Our opinions are limited to the laws of the State of Maryland and the Commonwealth of Virginia, and we do not express any opinion concerning any other law or governmental authority.

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter and may not be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion as Exhibit 5.17 to the Registration Statement on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act. Kirkland & Ellis LLP, legal counsel to the Company and each of the Guarantors, may rely upon this opinion with respect to matters set forth herein that are governed by Maryland and Virginia law for purposes of its opinion being delivered and filed as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ McGuireWoods LLP

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